Exhibit 3.6

BYLAWS

OF

OXFORD RESOURCE FINANCE CORPORATION

ARTICLE ONE

OFFICES

Section 1. Registered Office. The registered office of Oxford Resource Finance Corporation (hereinafter called the “Corporation”) in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

Section 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE TWO

STOCKHOLDERS’ MEETINGS

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 2012, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each annual meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum. The holders of at least a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. Required Vote. When a quorum is present at any meeting, the vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of governing law or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Voting: Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11. Consent in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action which is required or is permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail return receipt requested.

ARTICLE THREE

BOARD OF DIRECTORS

Section 1. Number and Qualifications. The Board of Directors shall initially consist of three directors. The number of directors may be changed by resolution adopted by the Board of Directors from time to time; provided, however, that the Board of Directors shall not be less than one and no decrease in the number of directors constituting the Board of Directors shall have the effect of shortening the term of any incumbent director without that director’s consent. The directors need not be stockholders or residents of the State of Delaware.

Section 2. Vacancies. Subject to any agreement then-binding on the Corporation and/or its stockholders, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least twenty-five percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. Management of Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Initial Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following and at the same place as the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President on 24 hours notice to each director, either personally or by electronic mail or regular mail; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of any director.

Section 8. Quorum of and Action by Directors. At all meetings of the Board of Directors at least a majority of the directors shall constitute a quorum for the transaction of business and the act of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the certificate of incorporation or these bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10. Telephone Meetings. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee utilizing conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 11. Committees. The Board of Directors may, by resolution passed by the affirmative vote of at least a majority of the number of directors fixed by these bylaws, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 12. Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13. Director Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which may be paid to its members for their services as directors. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE FOUR

NOTICES

Section 1. Manner of Giving Notice. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid; and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by any other method permitted by the laws of the State of Delaware.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE FIVE

OFFICERS, EMPLOYEES AND AGENTS; POWERS AND DUTIES

Section 1. Elected Officers. The elected officers of the Corporation shall be a President and a Secretary, and may also include one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries, as may be determined from time to time by the Board of Directors (and in case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate). None of the elected officers need be a member of the Board of Directors.

Section 2. Election. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.

Section 3. Appointive Officers. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board of Directors) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these bylaws or determined from time to time by the Board of Directors.

Section 4. Two or More Offices. Any two or more offices may be held by the same person.

Section 5. Compensation. The compensation of all officers shall be fixed from time to time by the Board of Directors. The Board of Directors may from time to time delegate to the President the authority to fix the compensation of certain of the employees of the Corporation.

Section 6. Term of Office; Removal; Filling of Vacancies. Each elected officer shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 7. President. The President, subject to the control and direction of the Board of Directors, shall preside when present at meetings of the stockholders and of the Board of Directors, shall be the chief executive officer of the Corporation, shall in general supervise and control all of the business and affairs of the Corporation and shall perform all duties and exercise all powers usually appertaining to the office of the chief executive officer, subject to the provisions of applicable law and these bylaws. The President may sign any contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed.

Section 8. Vice Presidents. Each Vice President, if any such officer is elected, shall generally assist the President and, subject to the provisions of these bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the President and/or the Board of Directors.

Section 9. Secretary. The Secretary shall see that notice is given of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings thereof. The Secretary shall (a) have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed; (b) keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable; and (c) have authority to sign stock certificates and generally perform all duties usually appertaining to the office of Secretary of a corporation. In the event of the absence or disability of the Secretary, his or her duties shall be performed and his or her powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President and/or the Board of Directors.

Section 10. Assistant Secretaries. Each Assistant Secretary, if any such officer is elected, shall generally assist the Secretary and, subject to the provisions of these bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the Secretary, the President and/or the Board of Directors.

Section 11. Treasurer. The Treasurer, if such officer is elected, shall be the chief financial officer of the Corporation and, subject to the provisions of these bylaws, shall have active control of and shall be responsible for all matters pertaining to the finances of the Corporation. The Treasurer shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer generally perform all duties usually appertaining to the office of treasurer of a corporation. In the event of the absence or disability of the Treasurer, his or her duties shall be performed and his or her powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President and/or the Board of Directors.

Section 12. Assistant Treasurers. Each Assistant Treasurer, if any such officer is elected, shall generally assist the Treasurer and, subject to the provisions of these bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the Treasurer, the President and/or the Board of Directors.

Section 13. Additional Duties, Services and Powers. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the certificate of incorporation or these bylaws, or as the Board of Directors may from time to time determine, or, subject to the provisions of these bylaws, as may be assigned to them by any competent superior officer.

ARTICLE SIX

SHARES AND TRANSFERS OF SHARES

Section 1. Share Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her in the Corporation.

Section 2. Signatures. Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE SEVEN

MISCELLANEOUS

Section 1. Interested Directors and Officers: Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 3. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Seal. The seal of the Corporation shall be in such form as shall and approved from time to time by the Board of Directors. The seal may be used by or a facsimile thereof to be impressed, affixed, imprinted or any manner reproduced.

Section 6. Loans and Guaranties. The Corporation may lend money to, guarantee the obligations of and otherwise assist its directors, officers and employees if the Board of Directors determines that such a loan, guaranty or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.

ARTICLE EIGHT

AMENDMENTS

Any provision of these bylaws may be amended or repealed, or new provisions which replace such provisions may be adopted, by the affirmative vote of a majority of the number of directors then comprising the Board of Directors or by unanimous written consent of all the directors, unless (a) by statute or the certificate of incorporation the power is reserved exclusively to the stockholders in whole or in part, or (b) the stockholders in amending, repealing or adopting a particular provision expressly provide that the Board of Directors may not amend or repeal that provision.

[Adopted and approved by the Board of Directors as of October 11, 2011]